Exhibit 2.1
AMENDMENT TO SECURITIES PURCHASE AGREEMENT
     THIS AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of July 12, 2010, by and among Chicago Venture Partners, L.P., an Illinois limited partnership, Pulse Systems Corporation, a California corporation, Vince Barletta, Demian Backs, Rodger Bell and Merrill Weber (collectively, the “Sellers”) and United American Healthcare Corporation, a Michigan corporation (the “Buyer”). The Buyer and the Sellers are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, the Parties and others entered into that certain Securities Purchase Agreement dated as of June 18, 2010 (the “Securities Purchase Agreement”);
     WHEREAS, the Parties wish to amend certain provisions of the Securities Purchase Agreement; and
     WHEREAS, pursuant to Section 9.5 of the Securities Agreement, the Parties are entitled to amend the Securities Purchase Agreement by means of a written instrument mutually executed by the Buyer and each of the Sellers.
     NOW THEREFORE, in consideration of the foregoing, and of the terms and conditions set forth herein, the Parties agree as follows:
          (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Securities Purchase Agreement.
          (b) All references in the Securities Purchase Agreement to “Shareholder Approval” are hereby amended and replaced in their entirety by the defined term “Board Approval.”
          (c) The following definition of “Board Approval” is hereby added to Exhibit A of the Securities Purchase Agreement:
“Board Approval” means approval of the Board of Directors of the Buyer of the issuance by the Buyer of the Buyer Shares pursuant to the terms of this Agreement, which approval is subsequent to the Closing Date and separate and apart from the approval of the Board of Directors of the Buyer of the transactions contemplated by this Agreement.”
          (d) The definition of “Shareholder Approval” in Exhibit A of the Securities Purchase Agreement is hereby deleted in its entirety.
          (e) Section 1.3(e) of the Securities Purchase Agreement is hereby deleted in its entirety.

          (f) Section 6.4(c) of the Securities Purchase Agreement is hereby amended and replaced in its entirety by the following:
Listing. The Buyer shall use best efforts to ensure that Common Stock is listed or quoted for trading on any of (a) NYSE Amex, (b) the New York Stock Exchange, (c) Nasdaq, or (d) the OTCQB™ Marketplace throughout the Filing Period.
          (g) Section 6.6 of the Securities Purchase Agreement is hereby amended and replaced in its entirety by the following:
“The Buyer covenants and agrees that, within fifteen (15) Business Days of its receipt of Board Approval, provided the Board Approval is received prior to December 31, 2010, it will deliver to the Seller Representative on behalf of the Sellers an executed certificate registered in each Seller’s name representing such Seller’s Pro Rata Share of the number of Buyer Shares set forth in Section 1.3(d) and shall deliver to the Escrow Agent pursuant to the Escrow Agreement the Stock Escrow Shares.”
          (h) The terms of this Amendment amend and modify the Securities Purchase Agreement as if fully set forth in the Securities Purchase Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Securities Purchase Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Securities Purchase Agreement not specifically modified by this Amendment are preserved.
          (i) This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile or .pdf signature.
[signatures appear on the following page]

     IN WITNESS WHEREOF, each Party hereto has caused this Amendment to the Securities Purchase Agreement to be signed duly executed as of the date first above written.

THE SELLERS REPRESENTATIVE:			THE SELLERS:

Chicago Ventures Partners, L.P.

/s/ John M. Fife

John M. Fife			By:	Chicago Venture Management, L.L.C.
			Its:	General Partner
THE BUYER:
				By:	CVM, Inc.
United American Healthcare Corporation				Its:	Manager

By:	/s/ William C. Brooks		By:	/s/ John M. Fife

	Name:	William Brooks		Name: John M. Fife
	Title:	President and Chief Executive Officer		Title: President

Pulse Systems Corporation
By:	/s/ Grayson Beck
	Name:	Grayson Beck
	Title:	Vice President/Secretary

/s/ Vince Barletta
Vince Barletta

/s/Demian Backs
Demian Backs

/s/ Rodger Bell
Rodger Bell

/s/ Merrill Weber
Merrill Weber

[Signature page to Amendment to Securities Purchase Agreement]